Exhibit 1.01

Conflict Minerals Report

This Conflict Minerals Report (CMR) of General Motors Company is for calendar year 2016 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the SEC Rule). The SEC Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The SEC Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals. The SEC Rule defines conflict minerals as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (3TG), and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. In this CMR, references to General Motors, GM, our, us, or we refer to General Motors Company.
I.    Company and Supply Chain Overview

We, through our direct and indirect subsidiaries, design, build, and sell cars, trucks, crossovers, and automobile parts worldwide. Our supply chain is a complex global network of tiered suppliers that directly or indirectly supply raw materials, components and services to our global facilities.

With respect to the 3TG in our products, generally, multiple tiers of supplier manufacturers exist between the smelters/refiners that process 3TG and the first tier supplier that delivers parts to us. We have no direct business relationship with any smelters/refiners of 3TG. We rely on our suppliers at the top tier of our supply chain, the suppliers we have direct contracts with, to provide information on the origin of, and facilities used to process, the 3TG contained in components and materials supplied to us.

We have conducted a Reasonable Country of Origin Inquiry (RCOI) and performed reasonable due diligence on the source and chain of custody of 3TG contained in components and material supplied to us. Based on the results of our RCOI, and after conducting reasonable due diligence, we are unable to definitively determine the origin of the 3TG utilized in our products.
II.    Reasonable Country of Origin Inquiry

To conduct an RCOI, we solicited conflict minerals declarations from our first tier suppliers of parts that we believe may contain 3TG. These parts include original equipment incorporated into our vehicles, as well as service and aftermarket parts. We used the industry standard reporting form, the Conflict Minerals Reporting Template (CMRT) published by the Conflict-Free Sourcing Initiative (CFSI), to obtain information from these suppliers regarding their manufacturing locations that we believe may provide the 3TG-containing products. We identified these supplier locations based on information in our material data system and prior year supplier CMRT submissions. We also surveyed certain of our employees whose function may provide relevant information to identify any additional supplier locations that may supply us with products that contain 3TG. For 2016, we received completed CMRTs from 88% of the 4,371 supplier locations that we believe supply components to GM that contain 3TG.
III.    Due Diligence Process

To obtain information regarding the source and chain of custody of 3TG, we conducted due diligence through our direct suppliers based on the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from

Conflict-Affected and High-Risk Areas published by the OECD. The OECD Guidance provides an internationally recognized framework for conflict minerals due diligence.

A.    Establish Strong Company Management Systems

1. Company Conflict Minerals Policy

GM’s policies and practices, including its Conflict Minerals Policy, reflect our commitment to responsible sourcing strategies that mitigate negative social and environmental impacts. Through our Supplier Code of Conduct, we require similar commitments and efforts from our suppliers to source responsibly within our supply chain, including the use of 3TG. Our conflict minerals policy, which also is incorporated into our Sustainability Report, is found at http://www.gmsustainability.com. We also communicate this policy to our suppliers through our supplier portal. The policy is as follows:

CONFLICT MINERALS POLICY

General Motors is committed to sustainable and responsible sourcing of goods and services throughout our supply chain. GM supports the human rights goals reflected in the adoption of conflict mineral due diligence requirements included in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. GM has a zero tolerance policy against the use of child labor, and prohibits abusive treatment to employees and corrupt business practices in our supply base.

Through industry collaboration, GM has adopted a common methodology to obtain chain of custody declarations from suppliers to increase the transparency of conflict minerals in our global supply chain. GM has been an active contributor within the Automotive Industry Action Group (AIAG) in developing an automotive industry wide approach to reporting the use of conflict minerals, and educating suppliers about their roles and responsibilities.

We require our suppliers to engage in supply chain due diligence to improve understanding and reporting of component content supplied to GM. Further, we encourage our suppliers to source responsibly with validated conflict free smelters, wherever possible, to increase our level of confidence that the components in our vehicles and products contain conflict free minerals. We recognize that our sourcing decisions may cause economic consequences in impacted regions and seek to avoid inadvertent adverse economic impact attributable to conflict mineral due diligence activities.

2. Internal Management Team

We have created a compliance group within our Global Purchasing and Supply Chain that is responsible for among other things, overseeing and enhancing our sustainability and compliance efforts, including conflict minerals, supplier awareness programs, and similar efforts. By consolidating these efforts under the guidance of a single director, we seek to implement our sustainability policies and achieve our goals.

We have also adopted a Supplier Code of Conduct, which incorporates our Conflict Minerals Policy as well as other socially responsible policies related to human rights and the environment. GM also recently became a signatory to the UN Global Compact and a member of the Responsible Raw Materials

Initiative (“RRMI”), co-founded by the Electronic Industry Citizenship Coalition (EICC) and the Conflict-Free Sourcing Initiative (CFSI).

Within this compliance-focused group, we have a full-time team to lead our conflict minerals compliance program. To support this team, we organized a Conflict Minerals Compliance Committee, composed of representatives from the following functional areas: Global Purchasing and Supply Chain, Legal, Public Policy, Finance, Information Technology, Communications, SEC Reporting, and Materials Engineering. The Conflict Minerals Compliance Committee provides cross functional expertise for our conflict minerals compliance program. We also have a Conflict Minerals Executive Steering Committee composed of Executives in Global Purchasing and Supply Chain, Legal, and Public Policy. The Executive Steering Committee exercises oversight over the conflict minerals compliance program.

3. System of Supply Chain Controls and Transparency

    Since 2013, our standard terms and conditions for purchase contracts require our direct suppliers to report their use of 3TG in products supplied to us. We expect our suppliers to be fair, humane, and lawful employers, and to enforce similar requirements with their sub-suppliers. We rely on our first tier suppliers, as part of their response process to our request for conflict minerals information, to solicit and compile information from lower tier suppliers comprising our supply chain. We review each of the first tier supplier responses and work with our suppliers, as necessary, to improve the accuracy of the information we receive, both directly from our first tier suppliers as well as indirectly from downstream suppliers.

We also participate in conflict minerals initiatives with other automobile manufacturers through the Automotive Industry Action Group (AIAG), a non-profit automotive industry trade association. Through our membership with AIAG, we collaborate with other AIAG member companies to develop common methods to obtain 3TG chain of custody declarations from suppliers in the automotive industry.

4. Supplier Engagement

We engage with our suppliers to assist them in building capabilities to improve chain of custody declarations and to increase the transparency of 3TG in our global supply chain. We communicate our conflict minerals reporting requirements to suppliers via various mechanisms including teleconferences, emails, publications, and webinars. We have also established a direct email address (email address: conflictminerals@gm.com) to provide our suppliers a streamlined path of communication relating to conflict minerals. We make conflict minerals documents available through our supplier portal and have created and provide FAQs, instructions, webinar presentations, and leadership messages relating to conflict minerals.

5. Grievance Mechanism

We maintain procedures for reporting potential safety concerns, potential misconduct, and concerns about potential ethical violations, including concerns regarding conflict minerals. One of those methods is the “Awareline,” which allows employees, suppliers, and others to report concerns about us, our management, supervisors, employees, or agents. Reports can be made to “Awareline” in over a dozen different languages 24 hours per day, 7 days per week by phone, web, email, postal service or fax. Individuals filing reports on the “Awareline” may remain anonymous as permitted by law. A link to access information for the “Awareline” is: https://www.awareline.com/index.htm.

GM employees and contract workers may also communicate, anonymously or otherwise, with our independent Monitor, appointed in October 2015 under GM’s Deferred Prosecution Agreement with the US Attorney for the Southern District of New York. The Monitor maintains an independent toll-free phone number for reporting any violation of law or unethical conduct, as well as a globally available online web form.

B.     Identify and Assess Risk in the Supply Chain

We analyzed the CMRT responses for completeness and consistency. We also requested suppliers who reported procuring 3TG from a covered country to report to us the identity of the applicable smelters/refiners. We then compared these identified smelters/refiners to those listed in the Conflict-Free Smelter Program to identify suppliers that deliver parts that may contain 3TG from smelters/refiners that are not in the Conflict-Free Smelter Program.

We are also a member company of the CFSI. Through our membership (ID # 5515), we are able to obtain specific information on smelters/refiners that is available only to CFSI member companies. We use this information internally within GM, to analyze the smelter lists provided to us through our suppliers’ CMRT submissions. Many supplier CMRTs contain duplicate entries on the smelter lists and include names of companies that may not be actual smelters/refiners. We provided feedback to those suppliers showing the line items that are duplicates, and the company names that may not be legitimate smelters/refiners. In addition, we provided to suppliers the names of smelters/refiners that are not yet in the Conflict-Free Smelter Program and are listed in their CMRTs. We requested our suppliers, through individual emails, to send letters to these smelters/refiners to join this program.

In addition to the smelter name, the CMRT form also seeks information related to the location (country) of the mine from which the 3TG is procured. Although we requested that our suppliers include this information in their responses, we did not consistently receive responses with country (origin) information. We will continue to educate our suppliers on the importance of determining the origin of 3TG.

C.    Design and Implement a Strategy to Respond to Identified Risk

As previously described, we review each supplier CMRT response in order to (i) provide feedback to our suppliers and (ii) identify risks in our supply chain related to use of 3TG. We also have established a formal escalation process for resolving concerns regarding the use of 3TG in our supply chain. Specifically, when our conflict minerals team identifies defects or other problems in a supplier’s CMRT response (including a failure to respond), we first attempt to work directly with the supplier to resolve the issue. If our conflict minerals team does not receive an acceptable response from the supplier, the issue is escalated to the appropriate leadership, and eventually to the Conflict Minerals Executive Steering Committee. If necessary, we may preclude a supplier from receiving future business.

Smelter/refiner outreach and certification are also important risk mitigation components of our conflict minerals program. To increase the number of conflict-free smelters/refiners, we conducted outreach to 110 smelters/refiners by sending letters to encourage them to join the Conflict-Free Smelter Program. We also encouraged our suppliers to send outreach letters to the smelters/refiners in their smelter lists who are not in the Conflict-Free Smelter Program.

In addition to written communication to smelters/refiners, we funded and participated in pre-audit visits to tin smelters in Vietnam who are not yet in the Conflict-Free Smelter Program (CFSP). We

traveled with other members of the CFSI Smelter Engagement Team to assist these smelters in their preparation for the third party audit that, if passed, would enable them to join the CFSP.

We also identified smelters/refiners that were of higher risk for supplying 3TG materials in our products to encourage them to join the Conflict-Free Smelter Program. In addition, GM joined the Responsible Raw Materials Initiative, a joint effort through EICC and CFSI. Through this initiative we are working with companies in other industries to identify and prioritize the social and environmental impacts of mining raw materials in our supply chain.

Results of our monitoring and outreach efforts are reported to the Conflict Minerals Executive Steering Committee at regular periodic meetings and tracked against prior year results.

D.     Carry Out Independent Third-Party Audit of Supply Chain Due Diligence

Since we do not source directly with smelters/refiners, we rely on information from industry involvement and membership in CFSI. We actively support industry-wide initiatives to improve both reporting and knowledge regarding the smelters/refiners supplying 3TG materials for our products.

Through contributions to the AIAG Conflict Minerals Work Group, we financially support visits to smelters/refiners to encourage these smelters/refiners to participate in the Conflict-Free Smelter Program. In 2017, we also donated funds to the not-for-profit EICC Foundation’s Initial Audit Fund to help support smelters/refiners with their first formal audit to join the CFSP.

E.    Report on Supply Chain Due Diligence

We file the Specialized Disclosure Form including the Conflict Minerals Report annually with the SEC as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Our Form SD and CMR are available on our website at http://www.gm.com/investors/sec-filings.html.
IV.    Steps We Have Taken or Will Take to Mitigate the Risk that Conflict Minerals in Our Products Benefit Armed Groups Including Improving Due Diligence

During this reporting year, we experienced favorable improvement in two key metrics measuring the effectiveness of our conflict minerals program: (i) the number of supplier locations submitting CMRTs to us increased by 1,149, equating to a 42% increase over the prior year, and (ii) as identified by CFSI, the number of smelters/refiners in the Conflict-Free Smelter Program also increased over the prior year. We are continuing to work with our suppliers to gather more information through the supply chain. Through emails, webinars, and our conflict minerals policy, we are encouraging our suppliers to work with their supply chains to source responsibly, including utilizing conflict-free smelters/refiners.

We will continue to work with AIAG to further educate suppliers and utilize common methods to determine the origin of 3TG in our products. We co-chair the main AIAG Conflict Minerals Work Group. Through this group, we will continue to develop and participate in AIAG training and to support AIAG publishing white papers for use by the automotive industry.

We, as a member company of CFSI, are further developing a reliable smelter/refiner list by assisting CFSI in identifying legitimate smelters/refiners. Working with CFSI and AIAG, we are sending letters to smelters/refiners and visiting smelters/refiners who are not yet engaged in the Conflict-Free Smelter Program. We believe that increasing the participation of smelters/refiners in the Conflict-Free Smelter Program will not only expand the availability of conflict-free 3TG, but will also enhance the ability for our supply base to reliably source 3TG from conflict-free smelters/refiners.

V.    Product Determination

Based on the results of our RCOI and after conducting due diligence, because of the complexity of our supply chain and the inherent imprecision of reporting information through our elaborate supply chain, we cannot confirm whether the 3TG reported to us by our suppliers, some of which may have been sourced from a covered country, are in our products. However, we have not identified any instances where 3TG minerals in our products are directly or indirectly financing or benefiting armed groups in the covered countries.
VI.    Appendix

Utilizing the information provided by our first tier suppliers in their CMRT submissions, we compiled a list of smelters/refiners that may provide 3TG used in our products. The smelter/refiner list is provided as an appendix in this report. However, because most of our suppliers reported 3TG usage at a company-wide level, the information provided by our suppliers, including the identity of smelters/refiners included in the appendix, may relate to non-GM products. In addition, not all of our suppliers provided to us smelter/refiner identity and country of origin information for 3TG. Further, we understand that smelters/refiners generally commingle minerals from different mine sources, which may further impair our suppliers’ ability to track the source of 3TG. Accordingly, we cannot confirm the accuracy or completeness of the attached appendix of potential smelters/refiners and we cannot definitively determine the origin of all of the 3TG we utilize in our products.

We have listed 327 entities that are 3TG smelters/refiners. Based on current information from CFSI, 261 are validated as being conflict free, 21 are either actively pursuing or in communication to join the Conflict-Free Sourcing Program, 41 require more outreach with letters/visits to join the program, and 2 were recently found not to be compliant with all conflict-free requirements.

Metal	Standard Smelter Name	Smelter Identification
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals	CID000564
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH	CID000654
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tungsten Industry Group Co., Ltd.	CID002628
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Blue Powder	CID002568
Tantalum	KEMET Corp.	CID000963
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	Plansee SE	CID001368
Tantalum	Power Resources Ltd.	CID002847
Tantalum	QuantumClean	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Tranzact, Inc.	CID002571
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232
Tin	Alpha	CID000292
Tin	An Thai Minerals Co., Ltd.	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV Ayi Jaya	CID002570
Tin	CV Dua Sekawan	CID002592
Tin	CV Gita Pesona	CID000306
Tin	CV Serumpun Sebalai	CID000313
Tin	CV Tiga Sekawan	CID002593
Tin	CV United Smelting	CID000315
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Elmet S.L.U.	CID002774
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fenix Metals	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848
Tin	Gejiu Jinye Mineral Company	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo-Chimique N.V.	CID002773
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	Phoenix Metal Ltd.	CID002507
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Inti Stania Prima	CID002530
Tin	PT Justindo	CID000307
Tin	PT Karimun Mining	CID001448
Tin	PT Kijang Jaya Mandiri	CID002829
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT O.M. Indonesia	CID002757
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk	CID002772
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	PT Wahana Perkit Jaya	CID002479
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	Rui Da Hung	CID001539

Tin	Soft Metais Ltda.	CID001758
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold LLC	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	DODUCO GmbH	CID000362
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Elemetal Refining, LLC	CID001322
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Geib Refining Corporation	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	HeeSung Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767

Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP S.A.	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Remondis Argentia B.V.	CID002582

Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Tony Goetz NV	CID002587
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Universal Precious Metals Refining Zambia	CID002854
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Tungsten	A.L.M.T. Corp.	CID002767
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	CID000239
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	CID002864
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499

Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CID000524
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd.	CID002769
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	CID002648
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Kennametal Inc.	CID002768
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Moliren Ltd	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	WOLFRAM Company CJSC	CID002047
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002236